EXHIBIT 21
                    LENNAR CORPORATION AND SUBSIDIARIES

                                                  STATE OF INCORPORATION

LENNAR CORPORATION                                Delaware

SUBSIDIARIES:

Adjustable Mortgage Finance Corporation           Florida
Ameristar Financial Services, Inc.                California
Atlantic Holdings, Inc.                           Louisiana
Bert L. Smokler & Company                         Delaware
Boca Greens, Inc.                                 Florida
Boca Isles Club, Inc.                             Florida
Boca Isles South Club, Inc.                       Florida
Club Pembroke Isles, Inc.                         Florida
DCA Acceptance Corporation                        Florida
DCA at Banyan Tree, Inc.                          Florida
DCA at North Lauderdale, Inc.                     Florida
DCA at Pembroke Pointe, Inc.                      Florida
DCA at Wiggins Bay, Inc.                          Florida
DCA Builder Issuer, Inc.                          Florida
DCA CML Acceptance, Inc.                          Florida
DCA Financial Corporation                         Florida
DCA General Contractors, Inc.                     Florida
DCA Homes, Inc.                                   Florida
DCA Homes of Central Florida, Inc.                Florida
DCA Management Corporation                        Florida
DCA NJ Realty, Inc.                               New Jersey
DCA of Broward County, Inc.                       Florida
DCA of Fort Worth, Inc.                           Texas
DCA of Hialeah, Inc.                              Florida
DCA of Lake Worth, Inc.                           Florida
DCA of New Jersey, Inc.                           New Jersey
DCA of Texas, Inc.                                Texas
DCA of West Virginia, Inc.                        West Virginia
DCA Oil of Texas, Inc.                            Texas
Devco Land Corp.                                  Florida
Devco Shopping Centers, Inc.                      Florida
Development Corporation of America                Florida
Dreyfus Interstate Development Corp., The         Delaware
Dyeing & Finishing, Inc.                          Florida
First Atlantic Building Corp.                     Florida
H. Miller & Sons Inc.                             Florida
H. Miller & Sons of Florida, Inc.                 Florida
HMS Realty, Inc.                                  Florida
Hillside, Inc.                                    Florida
Inactive Corporations, Inc.                       Florida
Institutional Mortgages, Inc.                     Florida
Kings Isle Recreation Corp.                       Florida
LC Financial Corporation                          Florida
LCP-II Holdings, Inc.                             Florida
Leisure Colony Management Corp.                   Florida

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Leisure Communities Management, Inc.              Florida
Len Acquisition Corporation                       Florida
Lennar Affiliate Purchaser Corporation            Florida
Lennar Atlantic Holdings, Inc.                    Florida
Lennar Central Holdings, Inc.                     Florida
Lennar Commercial Properties, Inc.                Florida
Lennar Communities Development, Inc.              Delaware
Lennar Corporate Center, Inc.                     Florida
Lennar Eastern Holdings, Inc.                     Florida
Lennar Financial Services, Inc.                   Florida
Lennar Florida Holdings, Inc.                     Florida
Lennar Funding Corporation                        Florida
Lennar Gotham Holdings, Inc.                      Florida
Lennar Homes of Arizona, Inc.                     Arizona
Lennar Homes of Texas, Inc.                       Texas
Lennar Homes, Inc.                                Florida
Lennar L.W. Assets, Inc.                          Florida
Lennar Management Corporation                     Florida
Lennar Metro Holdings, Inc.                       Florida
Lennar Mortgage Holdings Corporation              Florida
Lennar Mote Ranch, Inc.                           Florida
Lennar Northeast Holdings, Inc.                   Florida
Lennar Park J.V., Inc.                            Florida
Lennar Partners, Inc.                             Florida
Lennar Qualified Affiliate II Corporation         Florida
Lennar Real Estate Holdings, Inc.                 Florida
Lennar Realty Inc.                                Florida
Lennar Securities Holdings, Inc.                  Florida
Lennar Texas Properties, Inc.                     Texas
Lennar-Tyndall, Inc.                              Florida
Lentex Development Corporation                    Texas
LFH Sub I, Inc.                                   Florida
LGP-II Holdings, Inc.                             Florida
Loan Funding, Inc.                                Florida
Lucerne Greens, Inc.                              Florida
Lucerne Merged Condominiums, Inc.                 Florida
MAP Builders, Inc.                                Florida
M.A.P. Vineyards of Plantation, Inc.              Florida
Midwest Management Company, Inc.                  Michigan
Miller's Plantation Development Company           Florida
Monterey Village Development Corp.                Florida
Multi-Builder Acceptance Corp.                    Alabama
NGMC Finance Corporation                          Florida
NGMC Finance Corporation, IV                      Florida
Parkview at Pembroke Pointe, Inc.                 Florida
P-G & H, Inc.                                     West Virginia
Quality Roof Truss Company                        Florida
Riviera Land Corp.                                Florida
Satisfaction, Inc.                                Florida
South Dade Utilities, Inc.                        Florida
Springs Development Corporation                   Florida
State Home Acceptance Corporation                 Florida
Strategic Technologies, Inc.                      Florida
Sunrise Hotel Corp.                               Florida

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Superior Realty & Marketing, Inc.                 Florida
Talladega Manufacturing, Inc.                     Alabama
TitleAmerica Insurance Corporation                Florida
Unisure Insurance Agency, Inc.                    Florida
Universal American Finance Corp., I               Florida
Universal American Mortgage Company               Florida
Universal American Realty Corporation             Delaware
Universal Title Insurors, Inc.                    Florida
Vista Del Lago Apartments, Inc.                   Florida
W. B. Homes, Inc.                                 Florida